As filed with the Securities and Exchange Commission on October 21, 2024
Registration No. 333-282595

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

W&T Offshore, Inc.*
(Exact name of registrant as specified in its charter)
Texas (State or other jurisdiction of Incorporation or Organization)	72-1121985 (I.R.S. Employer Identification Number)
5718 Westheimer Road, Suite 700
Houston, Texas 77057
(713) 626-8525
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George Hittner
Executive Vice President, General Counsel and Corporate Secretary
5718 Westheimer Road, Suite 700
Houston, Texas 77057
(713) 626-8525
(Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michael W. Rigdon, P.C.
Billy Vranish
Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
(713) 836-3600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*TABLE OF ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS
Exact Name of Additional Registrants(1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
W & T Energy VI, LLC	Delaware	20-4416495
W & T Energy VII, LLC	Delaware	20-4416601
Aquasition III LLC	Delaware	86-2800405
Aquasition IV LLC	Delaware	86-2820500
Aquasition V LLC	Delaware	86-2821560
Falcon Aero Holdings LLC	Delaware	N/A(2)
Falcon Aero Holdco LLC	Delaware	N/A(2)
Green Hell LLC	Delaware	86-1429753
Seaquester LLC	Delaware	87-0959221
Seaquestration LLC	Delaware	87-0958946

(1)
The address for the additional registrants is 5718 Westheimer Road, Suite 700, Houston, Texas 77057, and the telephone number for each additional registrant is (713) 626-8525. The Primary Industrial Classification Code for the additional registrants is 1311.

(2)
Single Member LLC with no EIN.

EXPLANATORY NOTE
We are filing this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-282595) as an exhibit-only filing. Accordingly, this amendment consists of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth all expenses payable by W&T Offshore, Inc. (sometimes referred to as the “Company” in this Part II of the registration statement) in connection with the issuance and distribution of the securities. All the amounts shown are estimates, except the registration fee.
Securities and Exchange Commission registration fee	$3,415
Fees and expenses of accountants	*
Fees and expenses of legal counsel	*
Printing expenses	*
Miscellaneous	*
Total	*

*
These fees are calculated based on the number of issuances and amount of securities to be offered and, accordingly, cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
Under the provisions of Chapter 8 of the TBOC, and Article VI of our Amended and Restated Bylaws, we may indemnify our directors and officers and purchase and maintain liability insurance for our directors, officers, employees and agents. Chapter 8 of the TBOC provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him or her in connection with or in defending any action, suit or proceeding in which he or she is a party by reason of his or her position. With respect to any proceeding arising from actions taken in his or her official capacity as a director or officer, he or she may be indemnified so long as it shall be determined that he or she conducted himself in good faith and that he or she reasonably believed that such conduct was in the corporation’s best interests. In cases not concerning conduct in his or her official capacity as a director or officer, a director may be indemnified as long as he or she reasonably believed that his or her conduct was not opposed to the corporation’s best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he or she had no reasonable cause to believe his or her conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.
Our articles of incorporation provide for indemnification of our directors to the fullest extent permitted by applicable law. Article VI of our bylaws provides, in general, that we will indemnify our directors and officers under the circumstances permitted under the TBOC. In addition, we have entered into indemnification agreements with our directors and officers. These agreements provide that if a director is a party or is threatened to be made a party to any action, we will indemnify the director and hold the director harmless against any and all liabilities or losses incurred in connection with such action if it arises out of or is related to the fact that the director is or was serving as a director, to the fullest extent permitted by then applicable law. Further, if Texas law is amended to authorize the further elimination or limitation of directors’ liability, then the liability of our directors will automatically be limited to the fullest extent provided by law.

Item 16.   Exhibits.
The following documents are filed as exhibits to this registration statement:
EXHIBIT INDEX
Exhibit Number	Exhibit Description
1.1**	Form of Underwriting Agreement.
3.1*	Second Amended and Restated Articles of Incorporation of W&T Offshore, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q, filed August 2, 2023).
3.2*	Fourth Amended and Restated Bylaws of W&T Offshore, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed April 26, 2023 (File No. 001-32414)).
4.1*	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1, filed May 3, 2004 (File No. 333-115103)).
4.2*	Form of Senior Indenture.
4.3*	Form of Senior Debt Security (included in Exhibit 4.2).
4.4*	Form of Subordinated Indenture.
4.5*	Form of Subordinated Debt Security (included in Exhibit 4.4).
4.6*
Indenture, dated as of January 27, 2023, by and among W&T Offshore, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on January 30, 2023 (File No. 001-32414)).

4.7*	Form of 11.75% Senior Second Lien Notes Due 2026 (included in Exhibit 4.6).
4.8*
First Supplemental Indenture, dated as of May 25, 2023, among Falcon Aero Holdings LLC, Falcon Aero Holdco LLC, W&T Offshore, Inc., the other Guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q, filed August 2, 2023).

4.9**	Form of Warrant Agreement.
4.10**	Form of Warrant Certificate.
4.11**	Form of Debt Securities.
4.12**	Form of Depositary Agreement.
4.13**	Form of Depositary Receipt.
5.1	Opinion of Kirkland & Ellis LLP as to the legality of the securities being registered.
22.1*	List of Subsidiary Guarantors and Issuers of Guaranteed Securities.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Netherland, Sewell & Associates, Inc.
23.3*	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page).
25.1***	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.
25.2***	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.
107*	Filing Fee Table.

*
Previously filed.

**
To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.

***
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and 1(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)2 of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 21st, 2024.
W & T OFFSHORE, INC.
By:
/s/ Tracy W. Krohn

Tracy W. Krohn
Chairman, Chief Executive Officer and President
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.
Signature	Title	Date
/s/ Tracy W. Krohn Tracy W. Krohn	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	October 21, 2024
/s/ Sameer Parasnis Sameer Parasnis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 21, 2024
/s/ Bart P. Hartman III Bart P. Harman III	Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 21, 2024
* Virginia Boulet	Director	October 21, 2024
* John D. Buchanan	Director	October 21, 2024
* Nancy Chang	Director	October 21, 2024
* Daniel O. Conwill IV	Director	October 21, 2024
* B. Frank Stanley	Director	October 21, 2024
*By:	/s/ Sameer Parasnis Attorney-in-fact

GUARANTOR SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 21st, 2024.
W & T ENERGY VI, LLC
W & T ENERGY VII, LLC
AQUASITION III LLC
AQUASITION IV LLC
AQUASITION V LLC
FALCON AERO HOLDCO LLC
GREEN HELL LLC
SEAQUESTER LLC
SEAQUESTRATION LLC
By:
W&T OFFSHORE, INC., sole member of each of the above named entities

By:
/s/ Tracy W. Krohn

Tracy W. Krohn
Chairman, Chief Executive Officer and President
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Tracy W. Krohn Tracy W. Krohn	Chairman, Chief Executive Officer, President and Director of W&T Offshore, Inc. (Principal Executive Officer)	October 21, 2024
/s/ Sameer Parasnis Sameer Parasnis	Executive Vice President and Chief Financial Officer of W&T Offshore, Inc. (Principal Financial Officer)	October 21, 2024
/s/ Bart P. Hartman III Bart P. Harman III	Vice President and Chief Accounting Officer of W&T Offshore, Inc. (Principal Accounting Officer)	October 21, 2024

GUARANTOR SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 21st, 2024.
FALCON AERO HOLDINGS LLC
By: FALCON AERO HOLDCO LLC, sole member of the above named entity
By:
/s/ Tracy W. Krohn

Tracy W. Krohn
Chief Executive Officer and President
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Tracy W. Krohn Tracy W. Krohn	Chief Executive Officer and President of Falcon Aero Holdco LLC (Principal Executive Officer)	October 21, 2024
/s/ Sameer Parasnis Sameer Parasnis	Executive Vice President and Chief Financial Officer of Falcon Aero Holdco LLC (Principal Financial Officer)	October 21, 2024
/s/ Bart P. Hartman III Bart P. Harman III	Vice President and Chief Accounting Officer of Falcon Aero Holdco LLC (Principal Accounting Officer)	October 21, 2024